Exhibit 10.2

September 25, 2026

CONFIDENTIAL // BY EMAIL ONLY

John Banning, CEO

Lion Copper Corp.

517 West Bridge St. Suite A

Yerington, NV 89447

jbanning@lioncg.com

Re:	Extension of Valuation Formula Deadline under Section 2.3(b)(i) of the Earn-In Agreement

Dear John:

This letter agreement (“First Amendment”), when executed by Lion Copper Corp. (“LCC”), formerly known as Lion Copper & Gold Corp. (“LCG”) and Singatse Peak Services, LLC (“SPS”), will modify the terms and obligations contained in the December 19, 2025 Earn-In Agreement (the “Earn-In Agreement”) among LCC, SPS and Nuton LLC, a Rio Tinto venture (“Nuton”) (collectively the “Parties”).

Subsequent to the execution of the Earn-In Agreement, LCG changed its legal name to LCC, with no change to the legal identity of the entity. Accordingly, from and after the effective date of the name change, references to LCG in the Earn-In Agreement shall refer to LCC, and the name change does not constitute an assignment, transfer, novation, or other disposition of any rights or obligations under the Earn-In Agreement.

Please countersign where indicated below and return this letter by email to me at Cecilia.Perla@riotinto.com, with a copy to nutondocuments@riotinto.com, affirming your agreement to the following:

1.	extension of the valuation formula deadline from September 30, 2026 to December 11, 2026 under Section 2.3(b)(i) of the Earn-In Agreement.

Accordingly, Section 2.3(b)(i) will be read as though “December 11, 2026” were substituted for “September 30, 2026”. The Parties’ ability to further extend that deadline by mutual written agreement remains unchanged.

2.	this First Amendment shall not otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Earn-In Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Thank you for your partnership thus far. We look forward to continuing to work with you.

Sincerely,

Cecilia Perla
Senior Manager Partnerships & Sustainability
Nuton LLC

Cc: Carla Consoli cconsoli@maypotenza.com

Acknowledged and agreed on this 25th day of September 2026.

Name:	John Banning	Name:	John Banning
Title:	CEO	Title:	Manager
Lion Copper Corp.		Singatse Peak Services, LLC